[graphic of open winged eagle]
HMN Financial, Inc.
101 North Broadway
Spring Valley, Minnesota 55975
Phone 507-346-1100
Fax 507-346-1151



                          NEWS RELEASE



For Immediate Release         Contact:  James B. Gardner
                                        Executive Vice President
                                        HMN Financial, Inc.
                                        (507) 346-1100


HMN FINANCIAL, INC. ANNOUNCES INTENT TO INSTITUTE A 3-FOR-2 STOCK
-----------------------------------------------------------------
    SPLIT SUBJECT TO STOCKHOLDER APPROVAL OF INCREASE IN
    ----------------------------------------------------
    AUTHORIZED SHARES
    -----------------

    SPRING VALLEY, MINNESOTA, February 23, 1998... HMN Financial,
Inc. ("HMN")(NASDAQ:HMNF) announced that its Board of Directors voted to request stockholder approval at the annual meeting of stockholders to be held on April 28, 1998 of an increase in HMN's authorized common stock from 7.0 million shares to 11.0 million shares. Subject to stockholder approval of the increase, the Board has authorized a three-for-two stock split of its common stock, to be effected in the form of a fifty percent stock dividend. The record date and distribution date for such dividend are expected to be set by the Board immediately following the annual stockholders' meeting.

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Spring Valley, MN. The Bank operates seven offices in southern Minnesota and three in Iowa. HMN Mortgage Services, Inc., a subsidiary of HMN Financial, Inc. operates mortgage banking facilities in Eden Prairie and Brooklyn Park, MN.

                                    ***END***